Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 75 to Registration Statement No. 33-73404 on Form N-1A of our report dated May 27, 2010, relating to certain financial statements and financial highlights of Northern Funds, including Multi-Manager Emerging Markets Equity Fund, Multi-Manager Global Real Estate Fund, Multi-Manager International Equity Fund, Multi- Manager High Yield Opportunity Fund, Multi-Manager Large Cap Fund, Multi-Manager Mid Cap Fund, and Multi-Manager Small Cap Fund, appearing in the Annual Report on Form N-CSR of Northern Funds for the year or period ended March 31, 2010, and to the references to us under the heading “Financial Highlights” in the Prospectus and on page 1 and under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

July 23, 2010